Exhibit 10.19: Form of Series B Preferred Stock Subscription Agreement

THESE SECURITIES DISCUSSED HEREIN HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS SUBSCRIPTION AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS.


                       VOICE MOBILITY INTERNATIONAL, INC.
                 SERIES B PREFERRED STOCK SUBSCRIPTION AGREEMENT

     This SUBSCRIPTION AGREEMENT (this "AGREEMENT") is entered into as of December 29, 2000, by and between Voice Mobility International, Inc., a Nevada corporation (the "COMPANY") and the undersigned purchaser ("PURCHASER"). This Agreement is executed in reliance upon the transaction exemption afforded by either Regulation D or Regulation S, as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT").


                                    RECITALS

     A. WHEREAS, in consideration of Purchaser agreeing to pay cash in the amounts set forth below, subject to the terms and conditions hereof, the Company has agreed to sell and issue to Purchaser: (i) the number of shares ("SHARES") of the newly designated Series B Non-Voting Convertible Preferred Stock of the Company (the "SERIES B PREFERRED"), par value $0.001 per share, having the rights, preferences and privileges set forth in the Certificate of Designation of the Series B Preferred attached as EXHIBIT A hereto (the "CERTIFICATE OF DESIGNATION"), and initially convertible into two (2) shares of Common Stock of the Company, par value $0.001 per share ("COMMON STOCK"), and (ii) the number of Class I Warrants, substantially in the form of EXHIBIT B attached hereto, to acquire one (1) share of Common Stock per warrant, exercisable until on or prior to November 29, 2003, at an exercise price of US$1.75 per share of Common Stock acquired (a "WARRANT" and, collectively the "WARRANTS"), each as set forth next to the signature page hereof. The shares of Series B Preferred and the Warrants, and any shares of Common Stock issuable upon conversion of the Series B Preferred and/or exercise of the Warrants, are collectively referred to herein as the "SECURITIES".

     B. WHEREAS, Purchaser and the Company wish to enter into this Agreement providing for certain rights and restrictions with respect to Purchaser's subscription for, purchase, ownership and transfer of the Securities.


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                                    AGREEMENT

     NOW, THEREFORE, for valuable and legally sufficient consideration, the receipt and adequacy of which are hereby acknowledged:

     1.   SUBSCRIPTION.

          1.1. SUBSCRIPTION. Subject to the terms and conditions hereof, in consideration for the payment in cash, check, or by wire transfer of immediately available U.S. funds, of the Purchase Price described in Section 1.3 below, Purchaser hereby subscribes for and agrees to purchase (the "SUBSCRIPTION"), and the Company agrees to issue to Purchaser, the number of Shares and Warrants set forth on the signature page hereof.

          1.2 FUNDING DATE. The total number of Shares and Warrants subscribed for by Purchaser shall be issued by the Company to Purchaser on the Closing Date (as defined below in Section 1.4), subject to receipt by the Company of payment of the aggregate Purchase Price (as defined below in Section 1.3) for such Securities.

          1.3 PURCHASE PRICE. The Purchase Price per Share (the "PURCHASE PRICE") shall be Three United States Dollars (US$3.00).

          1.4 CLOSING. The closing of the Subscription (the "CLOSING") shall take place effective as of December 29, 2000 (the "CLOSING DATE"). At the Closing, the Company and Purchaser shall exchange fully executed copies of this Agreement. Purchaser shall deliver the aggregate Purchase Price due and the Company shall deliver the certificate or certificates representing the Shares, registered in the name of Purchaser, and the Warrants subscribed for hereby. In addition, at the Closing or thereafter, the parties shall deliver to each other such other documents, filings and certificates as may be reasonably requested or as may be necessary to effect the transactions contemplated hereby in accordance with the legal requirements in effect in the United States.

          1.5 TOTAL OFFERING. Purchaser acknowledges that the Company is offering up to 666,667 shares of Series B Preferred and Warrants to acquire up to 500,000 shares of Common Stock to be subscribed for and purchased by Purchaser and other qualified investors. All such Securities shall be offered on the same basis and at the same Purchase Price as the Securities being offered hereunder to Purchaser and shall be subscribed for effective as of December 29, 2000. Each Purchaser will be required to execute and deliver a Subscription Agreement in form identical to this Agreement.

     2. PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser hereby represents and warrants to the Company as follows:

          2.1 EXEMPTION FROM REGISTRATION. None of the Securities have been registered under the Securities Act, and are being or will be issued to Purchaser in reliance upon the exemptions from such registration provided by
Section 4(2) of the Securities Act and Regulation D and/or Regulation S promulgated thereunder. Purchaser acknowledges that the Company has


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not registered and will not register any of the Securities under the Securities
Act, and has not qualified and will not qualify any of the Securities under any other applicable state or federal securities laws in reliance, in part, on Purchaser's representations and warranties herein.

          2.2 INVESTMENT INTENT. The Securities are being or will be acquired by Purchaser for investment purposes for Purchaser's own account only and not for sale or with a view to distribution of all or any part of such Securities. No other person will have any direct or indirect beneficial interests in the Securities.

          2.3 ABILITY TO BEAR RISK. Purchaser can afford to bear the economic risk of holding the Securities for an indefinite period and can afford to suffer the complete loss of the investment.

          2.4 ACCESS TO INFORMATION. Purchaser has been granted the opportunity to ask questions of, and has received answers from, representatives of the Company concerning the business, properties and condition of the Company and the terms and conditions of the Subscription and has been granted the opportunity to obtain any information that it deems necessary to undertake this investment.

          2.5 REVIEW OF OFFERING MATERIALS. By execution of this Agreement, Purchaser acknowledges having read, understood and agreed to each and every provision of this Agreement, including EXHIBIT C hereto which sets forth the definition of an "ACCREDITED INVESTOR" under the Securities Act. This Agreement and the Exhibits hereto alone constitute, and are referred to herein as, the "OFFERING MATERIALS". Except for the Offering Materials, Purchaser is not relying on any other information relating to the offer and Subscription for the Securities. Purchaser acknowledges that the Company has not described any risk factors relating to the purchase of Securities in the Offering Materials or in any other oral or written statement. Purchaser acknowledges that the Company has offered to make available any additional public information that Purchaser may reasonably request, and that the Company has offered Purchaser the Company's full and unconditional cooperation in making such information available to Purchaser. Purchaser acknowledges that the Company has recommended that Purchaser request and review such information prior to making an investment decision. No oral or written representations have been made, or oral or written information furnished to Purchaser or its advisors, if any, in connection with the offering of and Subscription for the Securities which were or are in any way inconsistent with the Offering Materials.

          2.6 RESTRICTED SECURITIES. Purchaser hereby confirms that Purchaser has been informed that the Securities will be, when issued, "restricted securities" under the Securities Act and may not be resold or transferred unless first registered under the federal securities laws or unless an exemption from such registration is available with respect to a resale in the United States or in an "offshore transaction" (as such term is defined in Regulation S promulgated under the Securities Act). Accordingly, Purchaser hereby acknowledges that Purchaser is prepared to hold the Securities for an indefinite period. Purchaser is aware that Rule 144 and Regulation S under the Securities Act permit limited public resales of securities acquired in nonpublic offerings, subject to the satisfaction of certain conditions. Purchaser understands that under


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Rule 144 the conditions include, among other things: the availability of certain current public information about the issuer, the resale occurring not fewer than one (1) year or two (2) years, as applicable, after the party has purchased and paid for the securities to be sold, the sale being through a broker in an unsolicited "broker's transaction" and the amount of securities being sold during any three-month period not exceeding specified volume limitations. Purchaser acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time Purchaser wishes to sell any of the Securities, or other conditions under Rule 144 which are required of the Company. Purchaser understands that Regulation S, as currently in effect, allows resales in private and public transactions in certain circumstances, only in qualified offshore transactions and only when certain holding periods of at least one (1) year have been fulfilled. Purchaser understands that Purchaser may be precluded from selling any of the Securities under Rule 144 or Regulation S even if the holding periods have been satisfied either because the other conditions may not have been fulfilled or because markets for resales do not exist. Prior to Purchaser's Subscription for the Securities, Purchaser acquired sufficient information about the Company to reach an informed and knowledgeable decision to subscribe for the Securities.
Purchaser has such knowledge and experience in financial and business matters as to make Purchaser capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision.

          2.7 NO FUTURE REGISTRATION. Purchaser understands and acknowledges that the Company has no plans to, and will not, register any of the Securities under the Securities Act.

          2.8 ACCREDITED INVESTOR. Purchaser hereby makes the following representations and warranties to the Company:

          (a) He, she or it is an "Accredited Investor" as defined in Regulation D promulgated under the Securities Act and defined in EXHIBIT C hereto. The specific category or categories of Accredited Investor applicable to Purchaser are as follows:

               (1) I am a natural person and have a net worth, either alone or with my spouse, in excess of US$1,000,000;

               (2) I am a natural person and had individual income in excess of US$200,000 (or joint income in excess of US$300,000 including income of my spouse) during each of the previous two calendar years and expect to have individual income in excess of such amount during the current calendar year;

               (3) He, she or it is an authorized signatory for a partnership, trust, corporation or other entity with a net worth of more than US$5,000,000, or of which all the equity owners are Accredited Investors;


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               (4)  The Securities are being acquired through an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA") that either (i) has its investment decisions made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is a bank, savings and loan association, insurance company or a registered investment advisor, (ii) has total assets in excess of US$5,000,000 or (iii) is a self-directed plan, with its investment decisions made solely by Accredited Investors as described herein (Accredited Investors making investment decisions for self-directed plans must also check one of the first three items of this Section 2.7(a)); and/or

               (5)  I am a director and/or executive officer of the Company.

          (b) Purchaser has the ability to evaluate the risks and merits of the investment and thus is able to protect Purchaser's interests as a result of:

               (1)  Purchaser's business or financial experience;

                    (2) the business or financial experience of Purchaser's professional advisors who are unaffiliated with and who are not compensated by the Company either directly or indirectly; and/or;

               (3) Purchaser's pre-existing business relationship with the Company or its officers, directors or controlling persons.

          (c) Purchaser has had a reasonable opportunity to ask questions of and receive answers from the Company and all such questions have been answered to the full satisfaction of Purchaser. No oral or written representations have been made, or oral or written information furnished to Purchaser, in connection with the offering of the Securities which was in any way inconsistent with any information contained in the Offering Materials.

          (d) Purchaser (i) has such knowledge and experience in financial and business matters which enables Purchaser to evaluate the merits and risks of the investment represented by the Securities, and to protect Purchaser's own interests in connection with the investment and/or (ii) has a preexisting personal or business relationship with the Company or its officers, directors and/or principal shareholders of a nature and duration which would enable a reasonably prudent investor to be aware of the character, business acumen and general business and financial circumstances of the person with whom such relationship exists. Purchaser recognizes that the acquisition of the Securities involves special risks.


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          (e)  Purchaser is acquiring the Securities solely for Purchaser's own account. Purchaser is acquiring such the Securities without a view to, and not for resale in connection with, a distribution of the Securities within the meaning of the Securities Act. Purchaser hereby covenants and agrees that Purchaser shall not sell any of the Securities in violation of the Securities Act.

          (f) Purchaser is not relying on the Company or the information in the Offering Materials for advice with respect to tax considerations or the suitability of Purchaser's investment in the Company or legal or economic considerations.

          (g) Purchaser understands that none of the Securities have been registered under the Securities Act or qualified under the securities laws of any states and therefore cannot be transferred, resold, pledged, hypothecated, assigned or otherwise disposed of unless such are subsequently registered or qualified under the Securities Act and under applicable state securities laws, or an exemption from registration and/or qualification is available. Purchaser will not sell or otherwise transfer any of the Securities without registration under the Securities Act or pursuant to an exemption therefrom.

          (h) If Purchaser is a corporation, partnership, trust or other entity, Purchaser represents and warrants that the corporation, partnership, trust or other entity, is authorized and qualified to become a shareholder of the Company; and such entity and Purchaser signatory hereto for such shareholder further represents and warrants that such signatory has been duly authorized by the prospective shareholder to execute this Agreement.

          (i) If Purchaser is an employee benefit plan (a "PLAN"), the person signing this Agreement on behalf of such Plan represents and warrants that: (i) he or she is a fiduciary of the Plan, (ii) he or she understands the investment objectives, strategies and policies of the Plan, (iii) he or she acknowledges that he or she is aware of the provision of Section 404 of ERISA relating to the requirements for investment and diversification of assets of ERISA-governed Plans, (iv) he or she has given appropriate consideration to such Plan's investment in the Company and has determined that such investment furthers the purposes of such Plan and (v) he or she has determined that, taking into account other investments in such Plan's portfolio, the Plan's investment in the Securities is consistent with the requirements of Section 404 and other provisions of ERISA and is consistent with such Plan's cash flow requirements and funding objectives.

          (j) Purchaser understands that the Securities are restricted and may not be liquidated, even in the event of an emergency, until such are registered


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               pursuant to the Securities Act. Purchaser also understands that, for the foregoing reasons and until such time as the Securities are registered under the Securities Act, the Securities may not be readily accepted as collateral for a loan.

          (k)  Purchaser further certifies and acknowledges as follows:

               (1) Purchaser has adequate means of providing for Purchaser's current needs and possible personal or other contingencies, and Purchaser has no need for liquidity of Purchaser's investment in the Securities;

               (2) Purchaser has a net worth sufficient to bear the economic risk of losing Purchaser's entire investment in the Securities;

               (3) Each and every representation set forth herein is true and correct; and

               (4) Purchaser does not have an overall commitment to non-readily marketable investments which is disproportionate to Purchaser's net worth and the investment subscribed for herein will not cause such overall commitment to become excessive.

          (l) The address set forth below is Purchaser's true and correct residence and/or principal place of business, and Purchaser has no present intention of becoming a resident of any other state or jurisdiction.

          (m) Purchaser acknowledges and is aware that the Securities are speculative investments which involve a high degree of risk of loss by Purchaser of Purchaser's investment in the Company.

          (n) It has never been guaranteed or warranted to Purchaser by the Company or by any other person, expressly or by implication, that:

               (1) Purchaser will be required to remain an owner of the Securities any approximate or exact length of time;

               (2) Purchaser will receive any approximate or exact amount of return or other type of consideration, profit or loss as a result of an investment in the Securities, or

               (3) The past performance or experience on the part of the Company, any director, officer or any affiliate thereof, will in any way indicate or predict future operating results of the Company or the overall success of the Company.


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          (o)  If Purchaser is more than one person, the obligations of
               Purchaser shall be joint and several, and the representations and warranties herein contained shall be deemed to be made by and be binding upon such persons, and ownership of the Securities subscribed for by Purchaser shall be as set forth on the signature page attached hereto.

          (p) At the request of the Company, Purchaser will promptly execute such other instruments or documents as may reasonably be required in connection with the purchase of the Securities. Purchaser hereby agrees that the representations and warranties set forth in this Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of Purchaser, but this subscription is not voluntarily transferable or assignable by Purchaser.

          (q) Purchaser acknowledges and agrees that all representations, warranties and covenants made by Purchaser to the Company in this Agreement shall survive the issuance of Purchaser's Securities. Purchaser agrees to protect, defend, indemnify and hold harmless the Company from all losses, costs, expenses (including, without limitation, reasonable attorney's fees and expenses) or liabilities for any breach of Purchaser's representations, warranties or covenants.

          2.9 INDEPENDENT ASSESSMENT. Purchaser represents and warrants that in making the decision to subscribe for the Securities, Purchaser has relied upon independent consideration and investigations made by such Purchaser and further that no representations have been made concerning the Securities, the Company, its business, prospects, or other matters.

          2.10 FOREIGN PERSONS. If Purchaser is not a resident of the United States, Purchaser agrees to provide to the Company such additional representations, warranties, covenants and undertakings as the Company may request in order to comply with the applicable securities laws of the jurisdiction(s) in which Purchaser is deemed to reside.

          2.11 REGULATION S. If Purchaser is not a resident of the United States, Purchaser hereby makes the following representations and warranties to the Company:

          (a) Purchaser certifies that Purchaser either: (i) is not a "U.S. PERSON" (as defined in Regulation S) and is not subscribing for the Securities for the benefit of a U.S. person; or (ii) is a U.S. person who subscribed for the Securities in a transaction that did not require registration under the Securities Act.

          (b) Purchaser represents and warrants that it has no intention to distribute, either directly or indirectly, any of the Securities in the United States or to any U.S. person; PROVIDED, HOWEVER, that Purchaser may sell or otherwise dispose of any of the Securities pursuant to registration thereof under the


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               Securities Act and any applicable state securities laws, or pursuant to an exemption from such registration requirements.

          (c) Purchaser acknowledges that it has not purchased the Securities as a result of any "directed selling efforts" of any party (as defined in Regulation S) in the United States.

          2.12 SURVIVAL; INDEMNIFICATION. The foregoing representations and warranties are made by Purchaser with the intent that they may be relied upon in determining Purchaser's qualification and suitability to subscribe for the Securities, and Purchaser hereby agrees that such representations and warranties shall survive the acceptance of this Agreement by the Company and the issuance of Securities to Purchaser. Purchaser hereby agrees to indemnify, defend and hold harmless the Company, its representatives and agents and each other shareholder of the Company from and against any and all losses, claims, damages, liabilities, expenses (including reasonable attorneys' fees and disbursements), judgments and amounts paid in settlement or actions resulting from the untruth of any of the warranties and representations contained herein. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment, covenant or agreement by Purchaser made herein shall in any manner be deemed to constitute a waiver of any rights granted to him under the federal or state securities laws.

          2.13 BROKERS. The Purchaser has not entered into any agreement for the payment of any broker's or finder's fee or commission in connection with the purchase or sale of the Securities.

     3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          3.1 ORGANIZATION. The Company is a corporation validly existing and in good standing under the laws of Nevada and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business in the manner now being conducted. The Company is not currently qualified or licensed to do business as a foreign corporation in any jurisdictions other than Nevada.

          3.2 CORPORATE POWER AND AUTHORITY OF THE COMPANY. The Company has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Company have been authorized by all necessary corporate actions required by law, the Company's Articles of Incorporation, its Bylaws or otherwise to be taken to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms.

          3.3 NO CONFLICT. Neither the execution and delivery of this Agreement nor the consummation by the Company of the transactions contemplated hereby will
(a) conflict with or result in a breach of any provision of its Articles of Incorporation or Bylaws, (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the


                                       94
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terms, conditions or provisions of any material note, bond, mortgage, indenture, franchise, license, permit or agreement or other instrument or obligation to which the Company is a party or by which the Company is bound or to which any of the assets of the Company is subject, (c) violate in any material respect any statute or law or any judgment, decree, order, writ, injunction, regulation or rule applicable to the Company, or (d) result in or require the creation of any material lien with respect to any assets of the Company.


          3.4 CERTIFICATE OF DESIGNATION. THE CERTIFICATE OF DESIGNATION WITH RESPECT TO THE SERIES B PREFERRED HAS BEEN DULY FILED WITH THE SECRETARY OF STATE OF THE STATE OF NEVADA.

          3.5. BROKERS. The Company has not entered into any agreement for the payment of any broker's or finder's fee or commission in connection with the purchase or sale of the Securities.

     4.   COVENANTS.

          4.1 ESCROW AGREEMENT. IMMEDIATELY UPON THE CLOSING, THE PARTIES SHALL ESTABLISH AN ESCROW ACCOUNT WITH OB SERVICES INC., OF SUITE 2900 - 595 BURRARD STREET, VANCOUVER, B.C. V7X 1J5 (THE "ESCROW AGENT") TO BE GOVERNED BY AN ESCROW AGREEMENT IN THE FORM OF EXHIBIT D ATTACHED HERETO (THE "ESCROW AGREEMENT"). THE COMPANY SHALL DEPOSIT THE AGGREGATE PURCHASE PRICE RECEIVED FOR THE SHARES AND THE WARRANTS WITH THE ESCROW AGENT AND THE PURCHASERS SHALL DEPOSIT THE CERTIFICATES REPRESENTING THE SHARES AND THE WARRANTS WITH THE ESCROW AGENT, THE RELEASE OF WHICH SHALL BE GOVERNED BY THE ESCROW AGREEMENT.


          4.2 USE OF PROCEEDS. THE COMPANY SHALL USE THE PROCEEDS FROM THE SALE OF THE SHARES TO FUND A BUDGET TO BE APPROVED BY THE BOARD OF DIRECTORS OF THE COMPANY

          4.3 GENERAL RESTRICTIONS ON TRANSFER. Purchaser hereby agrees that he, she or it shall sell not, transfer, assign or distribute, either directly or indirectly, any of the Securities other than in accordance with and pursuant to the Securities Act. In the case of non-U.S. persons (as defined in Regulation
S), Purchaser agrees that it shall not sell, transfer, assign or distribute, either directly or indirectly, any of the Securities in the United States or to any U.S. person until at least one (1) year after the Company has issued such Securities to Purchaser. Purchaser further agrees that he, she or it will not transfer, assign or distribute, either directly or indirectly, any of the Securities pursuant to an exemption from registration under the Securities Act and any applicable state securities laws unless all appropriate action necessary for compliance with such exemption (including Rule 144 promulgated under the Securities Act) shall have been taken. As a condition to any transfer of the Securities, the Company shall require that any transferee


                                       95
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execute a joinder to this Agreement to be a party to this Agreement and be bound by the terms hereof.

          4.4  NO RECORDATION OF TRANSFER. The Company shall not be required to:
(i) transfer on its books any Securities or shares of Preferred Stock or Common Stock that have been sold, transferred, assigned or distributed in violation of the provisions of Section 4.3, or (ii) treat as the owner of the Securities or shares of Common Stock, or otherwise accord voting or dividend rights to, any transferee to whom Securities or shares of Common Stock have been transferred in contravention of this Agreement.

          4.5 NO DIRECTED SELLING EFFORTS. Purchaser agrees that Purchaser will not engage in any "directed selling efforts" (as defined in Regulation S promulgated under the Securities Act) with respect to any of the Securities; PROVIDED, HOWEVER, that Purchaser may sell or otherwise dispose of the Securities pursuant to registration thereof under the Securities Act and any applicable state securities laws, or pursuant to an exemption from such registration requirements.

          4.6 EXERCISE OF WARRANTS. Purchaser acknowledges and agrees that the Warrants may not be exercised in the United States or by or on behalf of a U.S. person unless it has been registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available.

          4.7 RESTRICTION ON HEDGING. Purchaser agrees not to engage in any hedging transactions except in compliance with the Securities Act.

          4.8 SHARE CERTIFICATE LEGEND. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing shares of Series B Preferred Stock and shares of Common Stock issued to Purchaser upon exercise of Warrants and/or conversion of the Series B Preferred Stock, shall bear upon its face the following legend:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AS APPLICABLE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT,
          (B) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT AND APPROPRIATE QUALIFICATION UNDER THE SECURITIES LAWS OF ANY APPLICABLE STATE, OR
          (C) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. NO HEDGING


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          TRANSACTIONS INVOLVING THE SECURITIES EVIDENCED BY THIS CERTIFICATE
          MAY BE CONDUCTED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.

          If required by the authorities of any state or other jurisdiction in connection with the issuance of the Securities, the legend or legends required by such jurisdiction shall also be endorsed on all such certificates. Purchaser shall be bound by the requirements of the foregoing legends to the extent that such legends are applicable.

          4.9 AUTHORIZED SHARES. The Company covenants that so long as shares of Series B Preferred are outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Common Stock upon conversion of the Series B Preferred. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon conversion of the Series B Preferred.

     5.   GENERAL PROVISIONS.

          5.1 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a written agreement executed by the parties hereto.

          5.2 ASSIGNMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

          5.3 FURTHER ASSURANCES. Each party hereto or person subject hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transaction contemplated hereby.

          5.4 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Nevada, without giving effect to the conflict of law principles thereof.

          5.5 INVALIDITY OF PROVISION. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

          5.6 NOTICES. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed duly given if delivered personally, by telecopy or mailed by registered or certified mail (return receipt requested) or by overnight courier service to the parties at the following addresses or (at such other address for the party as shall be specified by like notice):

          (a)  If to the Company:

               Voice Mobility International, Inc.
               180-13777 Commerce Parkway
               Richmond, British Columbia, Canada  V6V 2X3
               Attn:  Chief Financial Officer
               Telephone:       (604) 232-4826
               Facsimile:       (604) 232-4826

               With copy to:

               Crosby, Heafey, Roach & May
               1901 Avenue of the Stars, Suite 700
               Los Angeles, California 90067
               Attn:  John M. Iino, Esq.
               Telephone:       (310) 734-5200
               Facsimile:       (310) 734-5299

          (b) If to Purchaser, at the address on the signature page of this Agreement.

          5.7 HEADINGS; EXECUTION IN COUNTERPARTS. The headings and captions contained herein are for convenience and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

          5.8 ENTIRE AGREEMENT. This Agreement, together with the Escrow Agreement and the Warrants, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to the purchase of Securities.

          5.9 INJUNCTIVE RELIEF. The Securities cannot readily be purchased or sold in the open market and, for that reason, among others, the Company will be irreparably damaged in the event this Agreement is not specifically enforced. Each of the parties therefore agrees that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Company or Purchaser may have. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts in Nevada for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof. Each party hereby consents to service of process by mail made in accordance with
Section 5.6.

          5.10 ATTORNEYS' FEES. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover such reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled, as may be ordered in connection with such proceeding.

          5.11 U.S. DOLLARS. Unless otherwise indicated, all references to "$" or "dollars" refers to U.S. dollars.

          5.12 ACCEPTANCE OF SUBSCRIPTION BY THE COMPANY. Purchase understands and agrees that the Company's acceptance of the subscription of the Purchaser of Securities under this Agreement shall be evidenced solely by the Company's execution of this Agreement at the Closing for Purchaser's purchase of Securities.

          IN WITNESS WHEREOF, Purchaser has executed this Agreement as of December 29, 2000.
Number of Shares of Series B Preferred Stock (@$3.00 per Share):__________ Number of Class I Warrants to Purchase Common Stock:__________

Total Purchase Price:      $__________


SIGNATURE FOR PARTNERSHIP, TRUST, LLC.  CORPORATION OR OTHER ENTITY:
--------------------------------------------------------------------

-----------------------------------------
(Print Name of Entity)

-----------------------------------------
(Signature)

-----------------------------------------
(Print Name of Signatory)

-----------------------------------------
(Title)

-----------------------------------------
(Print Type of Entity and Jurisdiction)

-----------------------------------------
(Address)

-----------------------------------------

------------------------------------------
(U.S. Taxpayer Identification Number, If Applicable)

------------------------------------------
(Telephone Number)

------------------------------------------
(Telecopy Number)

                       [SIGNATURE PAGE NO. 1 TO AGREEMENT]

ACCEPTANCE:
The subscription of the above-named Purchaser is hereby accepted by the Company, as of December 29, 2000.
VOICE MOBILITY INTERNATIONAL, INC., A NEVADA CORPORATION

By:
     ---------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

                       [SIGNATURE PAGE NO. 2 TO AGREEMENT]

                                    EXHIBIT A

                           CERTIFICATE OF DESIGNATION

                                       OF

                       VOICE MOBILITY INTERNATIONAL, INC.

             Providing for the Powers, Designations, Preferences and Relative, Participating, Optional and Other Special Rights, and the Qualifications, Limitations or Restrictions Thereof
               of Series B Non-Voting Convertible Preferred Stock


     The undersigned, Tom O'Flaherty and James Hewett, hereby certify that:

     ONE: They are the duly elected and acting President and Assistant Secretary, respectively, of Voice Mobility International, Inc. (the "Corporation").

     TWO: The Board of Directors of the Corporation, pursuant to the provisions of its Articles of Incorporation, duly adopted the following resolutions:

     RESOLVED, that there is hereby established a series of the Corporation's preferred stock, par value $.001 per share, to be designated "Series B Non-Voting Convertible Preferred Stock" and to the extent that the powers, designation, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of such series, are not fixed by the amended Articles of Incorporation of the Corporation, they are hereby fixed as set forth in
     Exhibit 1 below.

     THREE. The number of Series B Non-Voting Convertible Preferred Stock authorized shall be 666,667 shares and there are no shares of Series B Non-Voting Convertible Preferred Stock currently outstanding.

     IN WITNESS WHEREOF, the undersigned have executed this certificate as of the 27th day of December, 2000.


                                          ------------------------------------
                                          Tom O'Flaherty, President


                                          ------------------------------------
                                          James Hewett, Assistant Secretary

                                    EXHIBIT 1

                      Powers, Designations, Preferences and
           Relative, Participating, Optional and Other Special Rights, and the Qualifications, Limitations or Restrictions Thereof
               of Series B Non-Voting Convertible Preferred Stock
     1. DESIGNATION AND AMOUNT. 666,667 shares of preferred stock, $.001 par value per share, is hereby constituted as a series of the preferred stock of the Corporation which shall be designated "Series B Non-Voting Convertible Preferred Stock" (the "Series B Preferred"), the preferences and relative, optional and other special rights of which and the qualifications, limitations or restrictions of which are set forth herein.
     2. DIVIDENDS. The holders of the Series B Preferred shall be entitled to receive dividends out of funds legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of $13.00 per share of Series B Preferred per annum, due payable with respect to each share of Series B Preferred, on the last day of each month following the issuance of such share of the Series B Preferred. Such dividends shall not be cumulative. Such dividends shall accrue to holders of the Series B Preferred until paid by the Corporation. No dividends or other distributions shall be made with respect to the Common Stock, other than dividends payable solely in Common Stock, unless at the same time an equivalent dividend with respect to the Series B Preferred has been paid or set apart for payment.
     3. LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Series B Preferred shall not be entitled to any portion of any distribution.
     4. CONVERSION. The holders of the Series B Preferred shall have conversion rights as follows:
          (a) RIGHT TO CONVERT. Subject to Section 4(b) below, each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series B Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $3.00 by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of conversion (the "Series B Conversion Rate"). The "Series B Conversion Price" shall initially be $1.50 per share of Common Stock and shall be subject to further adjustment as hereinafter provided.
          (b) AUTOMATIC CONVERSION. Each share of Series B Preferred shall automatically be converted into shares of Common Stock at the then effective Series B Conversion Rate upon the earlier of either (i) June 30, 2001, or (ii) the written consent of the holders of a majority of the then outstanding shares of Series B Preferred, voting together as a single class.
          (c) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred; the number of shares of Common Stock issuable upon conversion of the Series B Preferred shall be rounded down to the nearest whole number of shares of Common Stock. Before any holder of the Series B Preferred shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same; PROVIDED, HOWEVER, that in the event of a conversion pursuant to Section 4(b), the outstanding shares of the Series B Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; and PROVIDED, FURTHER, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of the Series B Preferred are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify it for losses incurred as a result of the loss of such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of the Series B Preferred, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of the Series B Preferred to be converted, or, in the case of automatic conversion, on the date of closing of the offering or the effective date of such written consent, as the case may be, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.
          (d)  ADJUSTMENTS TO CONVERSION PRICE.
               (i) ADJUSTMENTS FOR SUBDIVISIONS OR COMBINATIONS OF OR STOCK DIVIDENDS ON COMMON STOCK. In the event the outstanding shares of Common Stock shall be subdivided (by stock split or otherwise), into a greater number of shares of Common Stock, or the Corporation at any time or from time to time after the original issue date of the Series B shall declare or pay any dividend on the Common Stock payable in Common Stock, the Series B Conversion Rate then in effect shall, concurrently with the effectiveness of such subdivision or stock dividend, be proportionately increased based on the ratio of (A) the number of shares of Common Stock outstanding immediately after such subdivision or stock dividend to (B) the number of shares of Common Stock outstanding immediately prior to such subdivision or stock dividend. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series B Conversion Rate then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased on the same basis.
          (e) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price or Conversion Rate of the Series B Preferred pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the respective Conversion Price and the Conversion Rate at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred.
          (f) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series B Preferred such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred, in addition to such other remedies as shall be available to the holder of such Series B Preferred, the Corporation will take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.
          4. RIGHT OF REDEMPTION. Unless otherwise agreed by the holders of Series B Preferred, the Corporation shall not have the right to call or redeem at any time all or any shares of Series B Preferred.
          5. VOTING RIGHTS. Except as otherwise provided herein or by applicable law, holders of the Series B Preferred shall not be entitled to any voting rights and powers, and shall not be entitled to vote with respect to any matters upon which holders of Common Stock have the right to vote; provided however, that so long as shares of Series B Preferred shall be outstanding, holders of the Series B Preferred shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation.
          6. REACQUIRED SHARES. If any shares of Series B Preferred should be purchased, retracted or otherwise acquired by the Corporation in any manner whatsoever, then such shares of Series B Preferred shall be retired and canceled promptly after acquisition thereof. Such shares upon cancellation, and upon the taking of any action required by applicable law, shall become authorized but unissued preferred shares and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors of the Corporation, subject to the conditions and restrictions on issuance set forth herein.

                                    EXHIBIT B

                             FORM OF CLASS I WARRANT

THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SECURITIES MAY NOT BE OFFERED OR SOLD OR TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT WHICH, EXCEPT IN THE CASE OF AN EXEMPTION PURSUANT TO (A) RULE 144 UNDER THE SECURITIES ACT, OR (B) REGULATION S PROMULGATED UNDER THE SECURITIES ACT, IS CONFIRMED IN A LEGAL OPINION SATISFACTORY TO THE COMPANY.

Warrant No. I- ________                             Date:   December 29, 2000
                                 Warrant Expiration Date:   November 29, 2003


                         CLASS I STOCK PURCHASE WARRANT
                      TO PURCHASE SHARES OF COMMON STOCK OF
                       VOICE MOBILITY INTERNATIONAL, INC.


     THIS CLASS I STOCK PURCHASE WARRANT (this "WARRANT") certifies that, for value received, _______________________________ (the "INVESTOR"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time after the date hereof and on or prior to November 29, 2003 (the "TERMINATION DATE"), but not thereafter, to subscribe for and purchase from VOICE MOBILITY INTERNATIONAL, INC., a Nevada corporation (the "COMPANY"),______________________ shares of Common Stock (the "WARRANT SHARES") on the terms and at the Exercise Price set forth below. This Warrant is being issued in connection with that certain Series B Preferred Stock Subscription Agreement (the "AGREEMENT"), dated as of even date herewith, between the Company and Investor, and is subject to the terms of the Agreement. This Warrant comprises a portion of Securities subscribed for and purchased by Investor pursuant to the Agreement. Capitalized terms not otherwise defined herein shall have that meaning as set forth in the Agreement. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control.

     The purchase price of one share of Common Stock (the "EXERCISE PRICE") under this Warrant shall be shall be One Dollar and Seventy-Five Cents (US$1.75). The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.

     1. TITLE OF WARRANT. This Warrant shall be issued in the name of the Investor. This Warrant is not transferable.

     2. AUTHORIZATION OF SHARES. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and payment in full of the Exercise Price, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

     3. EXERCISE OF WARRANT. This Warrant may not be exercised in the United States or by or on behalf of a U.S. person unless it has been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and any applicable State securities laws, or unless an exemption from such registration requirements is available. Exercise of the purchase rights represented by this Warrant may be made at any time or times one day after the date hereof, in whole or in part, before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Investor at the address of the Investor appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the Investor shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the Investor within five (5) business days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares may be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased.

     4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

     5. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Investor for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Investor.

     6.   RESTRICTIONS ON TRANSFER OF WARRANT SHARES.

          (a) Investor hereby agrees that Investor shall sell not, transfer, assign or distribute, either directly or indirectly, any of the Warrant Shares other than in accordance with and pursuant to the Securities Act and any exemptions from registration thereunder, including without limitation, Rule 144 or Regulation S. Notwithstanding the foregoing, Investor agrees that it shall not sell, transfer, assign or distribute, either directly or indirectly, any of the Warrant Shares in the United States or to any U.S. person until at least one
(1) year after the Company has issued such Warrant Shares to Investor. Investor further agrees that Investor will not transfer, assign or distribute, either directly or indirectly, any of the Warrant Shares pursuant to an exemption from registration under the Securities Act and any applicable State securities laws unless all appropriate action necessary for compliance with such exemption (including Rule 144 promulgated under the Securities Act) shall have been taken. Any transferee of the Warrant Shares must agree in writing to comply with the provisions of this Section 6(a) with respect to any resale or other disposition of such securities.

          (b) The Company shall not be required to: (i) transfer on its books any Warrant Shares that have been sold, transferred, assigned or distributed in violation of the provisions of Section 6(a), or (ii) treat as the owner of the Warrant Shares, or otherwise to accord voting or dividend rights to, any transferee to whom Warrant Shares have been transferred in contravention of this Agreement.

          (c) Unless the Warrant Shares have been registered under the Securities Act, or are exempt from registration, upon exercise of the Warrant or any portion thereof and the issuance of any Warrant Shares, all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AS APPLICABLE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT,
          (B) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT AND APPROPRIATE QUALIFICATION UNDER THE SECURITIES LAWS OF ANY APPLICABLE STATE, OR
          (C) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. NO HEDGING TRANSACTIONS INVOLVING THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY BE CONDUCTED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.
The Investor agrees and acknowledges that this Warrant is being purchased for its own account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment, pledge or resale to others or to fractionalization in whole or in part. The Investor further represents, warrants and agrees as follows: no other person has or will have a direct or indirect beneficial interest in this Warrant and the Investor will not sell, hypothecate or otherwise transfer the Warrant except in accordance with the Securities Act and applicable state securities laws or unless, in the opinion of counsel for the Investor acceptable to the Company, an exemption from the registration requirements of the Securities Act and such laws is available.

     7. CLOSING OF BOOKS. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

     8. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. This Warrant does not entitle the Investor to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. If, however, at the time of the surrender of this Warrant and purchase of Warrant Shares the Investor shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to the Investor as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

     9. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

     10. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday in the United States, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

     11. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. In the event of any stock split, reverse stock split, stock dividend, reclassification or similar event affecting the Common Stock occurring after the date hereof (each an "ADJUSTMENT TRANSACTION"), (i) the Exercise Price shall be adjusted by multiplying it by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Adjustment Transaction, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Adjustment Transaction, and (ii) the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted by multiplying it by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such Adjustment Transaction, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such Adjustment Transaction; PROVIDED, HOWEVER, that the Company shall not issue any fractional shares of Common Stock in any exercise of this Warrant, and the number of shares of Common Stock issuable upon such exercise, if not a whole number, shall be rounded up to the next whole number of shares.

     12. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at its discretion, at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

     13. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Investor notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

     14. AUTHORIZED SHARES. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the OTC Bulletin Board or any domestic securities exchange upon which the Common Stock may be listed.

     15.  MISCELLANEOUS.

          (a) ISSUE DATE; JURISDICTION. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the parties hereto. This Warrant shall constitute a contract under the laws and jurisdiction of the state of Nevada and for all purposes shall be construed in accordance with and governed by the laws of said state without regard to its conflict of law, principles or rules.

          (b) RESTRICTIONS. The Investor acknowledges that the Common Stock acquired upon the exercise of this Warrant, if not registered, may have restrictions upon its resale imposed by state and federal securities laws.

          (c) MODIFICATION AND WAIVER. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

          (d) NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Investor or the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to the Investor at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.
Dated: December 29, 2000



                                         VOICE MOBILITY INTERNATIONAL, INC.

                                       By:
                                           ---------------------------------
                                      Name:
                                           ---------------------------------
                                     Title:
                                           ---------------------------------

                               NOTICE OF EXERCISE


To:  Voice Mobility International, Inc.

          (1) The undersigned hereby elects to purchase _________________ shares of Common Stock of Voice Mobility International, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

          (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned.



Dated:_____________                  [INVESTOR]


                                     By:
                                           ---------------------------------
                                     Name:
                                           ---------------------------------
                                     Title:
                                           ---------------------------------

NOTE: Signature must conform in all respects to holder's name as specified on the face of the attached warrant.

                                    EXHIBIT C

                        DEFINITION OF ACCREDITED INVESTOR

     ACCREDITED INVESTOR. "Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories at the time of the sale of the securities to that person:

     (1) Any bank as defined in section 3(a)(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 301 (c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

     (2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

     (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

     (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

     (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds US$1,000,000;

     (6) Any natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

     (7) Any trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in 230.506(b)(2)(ii); and

     (8)  Any entity in which all of the equity owners are accredited investors.

                                    EXHIBIT D

                            FORM OF ESCROW AGREEMENT


                                ESCROW AGREEMENT
     THIS AGREEMENT is made effective as of the 29th day of December, 2000 among VOICE MOBILITY INTERNATIONAL, INC. ("VMI"), a Nevada corporation, and PAXXVIII HOLDINGS LTD., MADRONA INVESTMENTS LTD., WYNDEL CONSULTING LTD. and ALLIANCE EQUITIES LTD. (referred to herein collectively as "Investors") and OB SERVICES, INC. ("Escrow Agent"), an affiliate of OWEN, BIRD, Barristers and Solicitors.

     WITNESSES THAT WHEREAS:

     A. Pursuant to subscription agreements (the "Subscription Agreement") made as of the 29th day of December, 2000, Investors have agreed to purchase from VMI and VMI has agreed to issue to Investors an aggregate of $2,000,000 of newly designated Series B Non-Voting Convertible Preferred Stock of the capital stock of VMI (the "Preferred Stock") and warrants to purchase up to 500,000 shares of Common Stock of VMI at $1.75 per share up to November 30, 2003 (the "Warrants").

     B. Investors have agreed to pay the full amount of the subscription price for the Preferred Stock (the "Investors' Funds") into Escrow Agent's trust account, to be held and disbursed in accordance with the terms of this Agreement.

     C. Escrow Agent has agreed to hold and deal with the Investors' Funds in accordance with this Agreement.

     NOW THEREFORE in consideration of the premises, the mutual covenants and conditions herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION
     1.1 DEFINED TERMS. For all purposes of this Agreement, the following terms have the following meanings, with such meanings to be equally applicable to both the singular and plural forms of the respective terms:

     a) "Business Day" means a day other than Saturday, Sunday or any statutory holiday in British Columbia.

     b) "Escrow Agent" means OB Services Inc. or its successor in the capacity as escrow agent under this Agreement from time to time.

     c) "Escrowed Funds" means the amount of US$1,999,985 in readily payable funds less any amounts paid out by the Escrow Agent from time to time pursuant to this Agreement.

     d) "Escrowed Documents" means 666,667 shares of Preferred Stock to be held and dealt with in accordance with the terms of this Agreement.

     1.2 ENTIRE AGREEMENT. This Agreement including any exhibits or schedules hereto and all documents delivered in support hereof sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature.

     1.3 GOVERNING LAW. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the Province of British Columbia and all parties hereby irrevocably attorn to the exclusive jurisdiction of the courts of British Columbia.

     1.4 SEVERABILITY. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby.

     1.5 SUCCESSORS AND ASSIGNS. This Agreement and all action taken hereunder in accordance with the terms hereof shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

     1.6 COUNTERPARTS/HEADINGS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The headings contained herein are for purposes of reference only and shall not affect nor shall they be taken into consideration in determining the meaning or interpretation of the provisions hereof.

     1.7 AMENDMENT/WAIVER. This Agreement shall not be changed, modified or amended except in writing signed by all the parties hereto. No failure or delay on the part of any party hereto in the exercise of any right hereunder in enforcing or requiring the compliance or performance by any of the other parties of any of the terms or conditions of this agreement shall operate as a waiver of any such right, or constitute a waiver of a breach of any such terms or conditions, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right, nor shall any of the aforementioned failures or delays affect or impair such rights generally in any way. The waiver by any party of a breach of any term or condition of this Agreement by any other party shall not operate as nor shall it be construed as a waiver of any subsequent breach thereof.

     1.8  TIME. Time shall be in all respects of the essence herein.

                                    ARTICLE 2
                   APPOINTMENT OF ESCROW AGENT AND SUCCESSORS
     2.1 PURPOSE OF AGREEMENT. This Agreement and the escrow created herein has been executed, delivered and established for the purpose of holding and delivering the Investors' Funds and the Escrowed Documents in accordance with the terms of the Subscription Agreement.

     2.2 APPOINTMENT OF ESCROW AGENT. Investors and VMI hereby appoint Escrow Agent to act as the escrow agent hereunder and Escrow Agent accepts its appointment and designation as such pursuant and subject to the terms and conditions herein.

     2.3 SUCCESSORS. Escrow Agent may at any time resign by giving not less than 10 Business Days prior written notice to each of the other parties hereto, and shall be discharged of its duties hereunder upon the expiration of the said 10 Business Days or upon the earlier appointment of a successor. In the event of such resignation, a successor escrow agent will be selected by Investors and VMI jointly in writing and such successor shall thereupon receive the Certificate herein and shall succeed to all the rights and duties of Escrow Agent as set forth herein.

                                    ARTICLE 3
                               ESCROW ARRANGEMENTS
     3.1 DELIVERY OF ESCROWED DOCUMENTS. The Escrow Agent confirms that it has received from Investors and holds in trust the Escrowed Funds, to be held and dealt with in accordance with the terms of this Agreement. The Escrow Agent further confirms that it has received from VMI certificates representing an aggregate of 666,667 shares of Preferred Stock and holds in trust such certificates, to be held and dealt with in accordance with the terms of this Agreement (the "Escrowed Documents").

     3.2 NOTICE BY VMI. If at any time VMI delivers to Escrow Agent a statutory declaration of a director or senior officer of VMI (the "VMI Statutory Declaration") stating that, pursuant to the Subscription Agreement, VMI is entitled to be paid a portion of the Escrowed Funds then Escrow Agent will within a reasonable time deliver a copy of the VMI Statutory Declaration (the "Investors Copy") to Investors.

     3.3 PAYMENT TO VMII. If Escrow Agent has not received from Investors within 15 Business Days of deemed receipt by Investors of the Investors Copy (the "Investors Dispute Period") a statutory declaration of a director or senior officer of one of the Investors stating that VMI is not entitled to have paid to it the amount specified in the VMI Statutory Declaration (a "Investors Dispute Notice") then Escrow Agent will, without the need for further consultation with or authorization from Investors, pay the amount specified in the VMI Statutory Declaration to the order of VMI; provided that with respect to the first disbursement of Escrowed Funds currently anticipated to be made on January 15, 2001, the Investors Dispute Period shall be shortened to such period of time necessary to accomplish such first disbursement on January 15, 2001.

     3.4 NON-DELIVERY TO VMI. If Escrow Agent receives a Investors Dispute Notice within the Investors Dispute Period then Escrow Agent will not pay the amount specified in the VMI Statutory Declaration to VMI but will continue to hold the Escrowed Funds until directed in writing by both Investors and VMI or ordered by a court of competent jurisdiction.

     3.5 NOTICE OF NON-ENTITLEMENT BY INVESTORS. If, at any time, Investors delivers to Escrow Agent a statutory declaration of a director or senior officer of one of the Investors (the "Investors Statutory Declaration") stating that VMI is not entitled to have any further amounts paid to it out of the Escrowed Funds then Escrow Agent will within a reasonable time deliver a copy of the Investors Statutory Declaration (the "VMI Copy") to VMI.

     3.6 DELIVERY TO INVESTORS. If Escrow Agent has not received from VMI within 15 Business Days of deemed receipt by VMI of the VMI Copy (the "VMI Dispute Period") a statutory declaration of a director or senior officer of VMI stating that VMI is entitled to have further amounts paid to it out of the Escrowed Funds pursuant to the Subscription Agreement (a "VMI Dispute Notice") then Escrow Agent will, without the need for further consultation with or authorization from VMI, pay the Escrowed Funds to Investors.

     3.7 NON-DELIVERY TO INVESTORS. If Escrow Agent receives a VMI Dispute Notice within the VMI Dispute Period then Escrow Agent will cease to make any further payments out of the Escrowed Funds until directed in writing by both Investors and VMI or ordered by a court of competent jurisdiction.

     3.8 DELIVERY OF ESCROWED DOCUMENTS. Concurrent with each disbursement of Escrowed Funds to VMI, VMI shall instruct the Escrow Agent to release to the Investors certificates representing such number of shares of Preferred Stock, as previously deposited into the escrow with the Escrow Agent, to the Investors in such denominations as directed by VMI, which VMI agrees shall correspond to the amount of Escrowed Funds so disbursed and in accordance with the terms of the Subscription Agreement. Upon execution of this Agreement, VMI shall deliver directly to the Investors (and outside of the escrow) the certificates representing the number of Warrants to be issued to each Investor pursuant to the terms of the Subscription Agreement.

     3.9 INVESTMENT OF ESCROWED FUNDS. Escrow Agent shall invest the Escrowed Funds in such investment accounts as directed by a senior officer of VMI.

                                    ARTICLE 4
                              TERMINATION OF ESCROW
     4.1 TERMINATION OF ESCROW. This Agreement and the rights and obligations of the parties hereto shall terminate when the Escrowed Funds and Escrowed Documents have been delivered to VMI or returned to Investors in accordance with the terms of this Agreement.

                                    ARTICLE 5
               RIGHTS, DUTIES AND REMUNERATION OF THE ESCROW AGENT
     5.1 FEES. VMI and Investors will each indemnify Escrow Agent for its reasonable fees and expenses for acting as escrow agent hereunder.

     5.2 RIGHTS OF ESCROW AGENT. Escrow Agent may act upon any instrument or other writing or transmission reduced to writing believed by it in good faith to be genuine and to be signed or presented by the proper person. Escrow Agent shall not be liable to any of the parties hereto for any liability or losses sustained by any of them as a result of any action taken or omitted to be taken by it in good faith unless a court of competent jurisdiction determines that Escrow Agent's wilful misconduct or gross negligence was the primary cause of any such loss. Escrow Agent may consult with qualified outside counsel of its choice at all reasonable times, and shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

     5.3 INDEMNITY. The parties hereto agree, jointly and severally, to indemnify and save harmless Escrow Agent from all costs, expenses (including legal fees and disbursements on a solicitor and own client basis), liabilities and losses that may be incurred by it as a result of being named a party to or responding to any litigation arising from the performance of its duties hereunder, except such litigation that arises from any act or failure to act by Escrow Agent that is determined by a court of competent jurisdiction to constitute wilful misconduct or gross negligence of Escrow Agent.

     5.4 NO LIABILITY. The duties and responsibilities of Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement, and no other or further duties or responsibilities shall be implied. Escrow Agent shall not have any liability under, and shall have no duty to inquire into the terms and provisions of, any other Agreement, or instructions, other than as set forth or contemplated in this Agreement.

     5.5 DIRECTIONS. If Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, Escrow Agent shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely the Certificate until it shall be directed otherwise in a written notice satisfactory to Escrow Agent from the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

     5.6 INTERPLEADER. In the event of a dispute between any of the parties to this Agreement and where Escrow Agent deems it necessary for its protection to do so, Escrow Agent may deposit the Certificate into a court of competent jurisdiction and, subject to any order of such court, shall thereafter have no further duties in connection therewith to any of the parties hereto.

     5.7 DIRECTIONS FROM THE PARTIES. Escrow Agent shall be entitled to rely upon directions from William E. Krebs or such other individual as he may appoint in writing as directions from Investors for all purposes hereof. Escrow Agent shall be entitled to rely upon directions from the Chief Executive Officer, the President or the Chief Financial Officer, or such other individual(s) as any of them may appoint in writing as directions from VMI for all purposes hereof.

                                    ARTICLE 6
                               RELEASE CONDITIONS
     6.1 DRAW OF FUNDS. VMI and the Investors hereby agree that, subject to the conditions precedent set forth in Section 6.2 below, up to $500,000 of the Escrowed Funds may be paid to VMI on each of January 15, 2001, January 31, 2001, February 15, 2001 and February 28, 2001 in increments, at the discretion of VMI, of $100,000. Concurrent with each draw of Escrowed Funds, the Escrow Agent shall pay to VMI all accrued interest on the amount of the Escrowed Funds so disbursed to VMI.

     6.2 CONDITIONS PRECEDENT OF FIRST DRAW. VMI and the Investors hereby agree that the first draw on January 15, 2001, shall be subject to the consummation of the following conditions precedent:

          (a)  A Budget approved by the Board of Directors of VMI;

          (b)  A Revenue Forecast approved by the Board of Directors of VMI; and

          (c) A Technology Development and Implementation Plan approved by the Board of Directors of VMI.

     Other than the foregoing conditions precedent, VMI and the Investors agree that no other conditions precedent shall exist with respect to any disbursement or draw of the Escrowed Funds.

     6.3 RETRACTION. VMI hereby agrees with the Investors that in the event funds are available in excess of VMI's working capital requirements, then VMI shall at such time such excess funds are available, if any, and prior to June 30, 2001, retract the sale of the Preferred Stock pursuant to the Subscription Agreement to the extent of such excess funds, by refunding to the Investors the amount of such excess funds (to a maximum of the amount of the Escrowed Funds disbursed to VMI) and instructing the Escrow Agent to return to the Investors the balance of any Escrowed Funds, if any, together with all accrued and unpaid dividends on such Preferred Stock to the date(s) of such repayment/return of such amounts. The amount of any accrued interest on the balance of the Escrowed Funds so returned to the Investors shall be credited towards the amount of accrued dividends to be paid to Investors by VMI on such Preferred Stock. As conditions to any such retraction, Investors shall deliver to VMI the number of shares of Preferred Stock previously issued to Investors in the amount so repaid by VMI (and at the original price per share issued to Investors), free and clear of all liens, security interests, claims, pledges and encumbrances of any kind, together with the share certificates representing such shares of Preferred Stock, duly endorsed for transfer, whereupon VMI will cancel such shares. Upon delivery of the balance of such Escrowed Funds to the Investors pursuant to such a return of funds, VMI shall be entitled to instruct the Escrow Agent to return to VMI all certificates representing shares of Preferred Stock held by Escrow Agent and not previously delivered to Investors, whereupon VMI will be entitled to cancel all such shares. In the event any Investor fails to deliver such certificates representing such shares, VMI shall be entitled to deposit the funds with the Escrow Agent under an escrow account for the benefit of such Investor, and thereafter treat such shares of Preferred Stock as cancelled for all purposes. Any outstanding shares of Preferred Stock not retracted or refunded hereunder by June 30, 2001, shall be subject to conversion into Common Stock to the extent set forth in the Articles of Incorporation, as amended, of VMI. Any retraction or refund hereunder shall not affect any Warrants issued under the Subscription Agreement and such Warrants shall remain outstanding regardless of any retraction or refund.

     6.4 OBLIGATIONS OF ESCROW AGENT. The provisions of this Article 6 are intended to define the rights and obligations of VMI, on the one hand, and the Investors on the other, and except as set forth in Article 3 hereof, the Escrow Agent shall have no obligations whatsoever to make any determinations under this
Article 6 and shall follow the instructions of the VMI and the Investors as set forth in Article 3 hereof.

                                    ARTICLE 7
                                  MISCELLANEOUS
     7.1 NOTICES. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing, addressed to the respective parties hereto at their addresses referred to below (or to such other address as any party may advise the other parties of by notice) and shall be deemed to have been given and received: (i) the next Business Day, if by hand delivery or overnight courier sent on a Business Day; (ii) three Business Days following post-paid registered or certified mailing if mailed in Canada or the United States of America, or (iii) upon written acknowledgement of facsimile transmission; provided however, that in all cases, all notices, requests, demands and other communications to Escrow Agent shall be deemed to have been given and received on the date actually received by Escrow Agent:

To Investors:
                        -------------------
                        -------------------
                        -------------------
                        ATTENTION:
                                  ---------
                        Facsimile:
                                  ---------

To VMI:                 Voice Mobility International, Inc.
                        Suite 180
                        13777 Commerce Parkway
                        Richmond, British Columbia V6V 2X3
                        ATTENTION:  CHIEF FINANCIAL OFFICER
                        Facsimile:  (604) 232-4826

                        With copy to:

                        Crosby, Heafey, Roach & May, P.C.
                        1901 Avenue of the Stars, Suite 700
                        Los Angeles, California 90067
                        Attention:  John M. Iino, Esq.
                        Facsimile: (310) 734-5299

To Escrow Agent:        OB Services Inc.
                        Suite 2900 - 595 Burrard Street
                        Vancouver, B.C. V7X 1J5
                        ATTENTION:  IAN W. MUIRHEAD
                        Facsimile:  604.688.2827

     7.2 DELIVERY BY FAX. This Agreement may be effectively delivered by any party hereto by transmitting by facsimile a copy hereof executed by such party to each of the other parties as provided for herein.

     IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the date first above written.



VOICE MOBILITY INTERNATIONAL, INC.         PAXXVIII HOLDINGS LTD.


Per:                                       Per:
    ----------------------------------         ---------------------------------
      Authorized Signatory                       Authorized Signatory


MADRONA INVESTMENTS LTD.,                  ALLIANCE EQUITIES LTD.


Per:                                       Per:
    ----------------------------------         ---------------------------------
      Authorized Signatory                       Authorized Signatory


WYNDEL CONSULTING LTD.                     OB SERVICES INC.


Per:                                       Per:
    ----------------------------------         ---------------------------------
      Authorized Signatory                       Authorized Signatory